UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2004

SUNRISE SENIOR LIVING, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-16499 (Commission File Number)	54-1746596 (I.R.S. Employer Identification No.)

7902 Westpark Drive
McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)

(703) 273-7500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On December 10, 2004, Sunrise Senior Living, Inc. (the “Company”), entered into a Purchase and Sale Agreement (the “purchase and sale agreement”) in connection with the initial public offering of units of Sunrise Senior Living Real Estate Investment Trust (“Sunrise REIT”) for the purchase of five assisted living facilities located in the Province of Ontario, Canada, and two assisted living facilities located in the Province of British Columbia, Canada, all of which are currently managed by Sunrise (collectively, the “facilities”), including all real property, personal property, operating leases and other contract rights associated with the facilities. The sellers are seven Jersey Channel Islands limited entities, which hold title to the seven facilities, and three corporations organized in the Province of New Brunswick, Canada, which are the lessees under separate lease agreements with each of the seven facility owners. Sunrise currently owns an approximate seven percent (7.0%) indirect interest in each of the selling entities.

     Sunrise REIT is an independent entity established by the Company in Canada and has been formed to acquire, own and invest in the development of senior living communities in Canada and the United States. The closing of the purchase and sale agreement is currently scheduled to occur on December 23, 2004, concurrent with the closing of the initial public offering of Sunrise REIT (the “Sunrise REIT IPO”), and in no event later than December 31, 2004. In connection with the closing of the Sunrise REIT IPO, the Company will designate Sunrise REIT as the acquirer of the facilities and the purchase price for the facilities will be paid from the proceeds of the Sunrise REIT IPO. Sunrise will continue to manage the facilities pursuant to long-term management agreements after they have been acquired by Sunrise REIT. In the event that the Sunrise REIT IPO is not consummated prior to December 31, 2004, the Company is nevertheless obligated to consummate the purchase pursuant to the purchase and sale agreement.

     The purchase price for the transaction is approximately Cdn.$173.8 million (approximately U.S. $142.1 million based on current exchange rates), of which Cdn.$20.5 million (approximately U.S. $16.8 million based on current exchange rates), is payable to the Company on account of subordinated indebtedness related to the facilities. The purchaser of the facilities is also responsible for the payment of customary real property transfer costs (including transfer and recordation taxes, title insurance and licensing costs) and an amount equal to approximately Cdn.$850,000 (approximately U.S. $695,000 based on current exchange rates) for sellers’ attorneys fees and other third party consultant fees and expenses. Upon execution of the purchase and sale agreement, the Company has delivered a deposit of Cdn.$16 million (approximately U.S. $13.1 million based on current exchange rates) in escrow to Sunrise REIT’s Canadian counsel to secure the Company’s obligations under the purchase and sale agreement. If the transaction does not close before December 31, 2004, the deposit will be paid to the sellers.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE SENIOR LIVING, INC. (Registrant)
Date: December 16, 2004	By:	/s/ Larry E. Hulse

Larry E. Hulse Chief Financial Officer

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